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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                  NEWS RELEASE

            SUITE101.COM, INC. ANNOUNCES SIGNING DEFINITIVE AGREEMENT TO ACQUIRE A CARRIED INTEREST IN AN EXPLORATORY OIL AND
                     GAS BLOCK OFF THE EAST COAST OF INDIA.

Toronto, Ontario, Canada., April 4, 2003 - Suite101.com, Inc. (OTC BB: BOWG) announced today that it has entered into a definitive agreement to acquire all the outstanding capital stock of GeoGlobal Resources (India) Inc. (GeoGlobal) in exchange for shares of common stock of Suite101.com, Inc. (the "Company").

GeoGlobal holds a net 5% carried interest in the oil and gas exploration block KG-OSN-2001/03, also referred to as Block 7 under National Exploration Licensing Policy III (NELP III), offshore the east coast of India covering approximately 457,000 acres . GeoGlobal's interest will be carried for 100% of its entire share of any costs during the exploration phase prior to the start date of initial commercial production.

The shares of GeoGlobal are to be acquired from Mr. Jean Paul Roy in exchange for an aggregate maximum of 34.0 million shares of the Company's common stock. Of such shares, the Company will issue and deliver to Mr. Roy 14.5 million shares at the closing of the transaction and also deliver to Mr. Roy its promissory note in the principal amount of (US) $2.0 million. The note, which bears no interest, is to be payable (US) $1.0 million at the closing, (US) $500,000 on June 30, 2003 and (US) $500,000 on June 30, 2004 and will be secured by the capital stock of GeoGlobal. The remaining 19.5 million shares are to be issued in the name of Mr. Roy as principal subject to an escrow of the shares whereby 14.5 million shares will be released for delivery to Mr. Roy only if the results of a 3D seismic program conducted on the exploration block during the initial exploration phase establishes the existence of a commercial basis for the commencement of an exploratory drilling program, or upon the actual commencement of a drilling program. The final 5.0 million shares will be released only if a commercial discovery is declared on the exploration block. Shares not released to Mr. Roy from the escrow will be surrendered back to the Company. Mr. Roy will have the voting rights of the shares during the term of the escrow. Under an agreement, Mr. Roy will retain in an affiliated company a 5% carried interest in the Exploration Block and GeoGlobal will have a right of first refusal to purchase that carried interest.

The purchase agreement contains numerous other terms and closing conditions. The closing conditions, include, among others, the consent of the Government of India to the assignment of control of GeoGlobal. Other closing conditions include that, subject to stockholder approval, the name of the Company will be changed to GeoGlobal Resources Inc. or such other name as is selected by the Board and, at the closing of the transaction, the composition of the Board and the Company's executive officers will be restructured to include Mr. Jean Paul Roy as a Director and President, Mr. Graham M. Notman as the interim Chief Executive Officer, and Mr. Allan J. Kent as


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Executive Vice President, Chief Financial Officer and Director. Messrs. John K.
Campbell and Brent J. Peters will remain as Directors and Messrs. Mitchell G. Blumberg and Douglas F. Loblaw will resign from the Board. The closing is also subject to the continued accuracy of the parties' representations and warranties made in the agreement and the delivery of customary closing certificates and opinions. The agreement further provides that at the closing Mr. Roy is to enter into a three-year consulting contract with the Company at a salary of (US) $250,000 per year and options will be granted under the Company's stock option plan to officers, Directors, employees and consultants of GeoGlobal to purchase
2.0 million shares of Common Stock exercisable at not less than (US) $1.00 per share.

The agreement contains restrictions on the conduct of each of the parties business activities until the closing under the agreement and Mr. Roy and GeoGlobal have agreed to the imposition of terms restricting them from dealing with or entertaining offers from other persons relating to any business combination or material transaction until 120 days after the submission of the application to the Government of India for its consent. Other than its net 5% carried interest in the exploration block, GeoGlobal has no revenues, material operations, assets or material liabilities. The transaction is expected to be accounted for as a reverse acquisition.

GeoGlobal, Gujarat State Petroleum Corporation Limited and Jubilant Enpro Limited are parties to a Production Sharing Contract dated February 4, 2003 with The Government of India which grants to the contractors the right to conduct seismic surveying and exploratory drilling activities on exploration block KG-OSN-2001/3 for a period of up to 6-1/2 years. Under the first of the three phases of exploration operations, fourteen exploration wells are to be drilled over a period of up to 2-1/2 years. Under the remaining two phases of the exploration operations, an additional six exploration wells are to be drilled.

There can be no assurance that the exploratory drilling will result in any discovery of hydrocarbons or that any hydrocarbons as are discovered will be in commercially recoverable quantities. In addition, the realization of any revenues from commercially recoverable hydrocarbons is dependent upon the ability to deliver, store and market any hydrocarbons that are discovered. The presence of hydrocarbon reserves on contiguous properties is no assurance or necessary indication that hydrocarbons will be found on BlockKG-OSN-2001/3. The block is a highly speculative exploration opportunity. Pursuing the transaction will involve material risks to the Company and will result in material dilution to the Company's stockholders.

GeoGlobal's carried interest position arises out of an agreement it entered into with Gujarat State Petroleum Corporation Limited whereby GeoGlobal is carried for 100% of its share of any costs incurred during the three-phase exploration operations. Under the terms of the carried interest agreement, GeoGlobal will not receive any share of any production from the exploration block until Gujarat State Petroleum Corporation Limited has recovered GeoGlobal's share of the expenses it paid.

This Press Release may contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of Suite101.com, Inc., its directors, or its officers with respect to the future business plans and activities of the Company. Investors are



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cautioned that any such forward-looking statements are not guarantees of future business activities or changes in those activities and involve risks and uncertainties. There are numerous risks and uncertainties involved in the Company's intentions to acquire the unproved minority interest in the exploration area, including the possibilities that a closing under the definitive agreement does not occur, that Government of India consent to the transfer will be delayed or not obtained, and that no discoveries of hydrocarbons are made on the exploration block or, if discovered, that such discoveries are not determined to be commercially productive. Additional risks and uncertainties arise out of seeking to do business overseas in India where political and other world events may disrupt the Company's plans and intentions. There can be no assurance that any transaction will be entered into, will be commercially successful or result in revenues to the Company. Additional important risk factors are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The filings may be viewed at http://www.sec.gov.




CONTACT:
Brent Peters, Chief Financial Officer
Suite101.com, Inc.
Tel:  416-628-5901
Fax:  416-628-5911



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